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                                                                  EXHIBIT 99.1

WEINBERG, PERSHES & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS
                               September 20, 1996
Systems of Excellence, Inc.
2600 Douglas Road
Suite 607
Coral Gables, Florida  33134

Gentlemen:

As you know, on or about July 2, 1996, Weinberg, Pershes & Company, P.A. ("WPC") was retained by Systems of Excellence, Inc. (the "Company") to audit the Company's balance sheet as of February 29, 1996 and the Company's related statements of operations, retained earnings, and cash flows for the year then ended. WPC was also retained to provide consulting services to the Company with respect to all accounting and tax matters related to proposed acquisitions, tax matters and other general matters.

In the course of our audit of the Company we have become aware of information indicating that certain acts of the Company may not have been in conformity with state and federal law. The purpose of this letter is to advise you of our statutory obligations under Section 10A of the Securities Exchange Act of 1934 (the "1934 Act"), in connection with our audit of the Company's balance sheet and to advise you that, based on our preliminary findings, we have concluded that the Company may have committed illegal acts, as defined in Section 10A of the 1934 Act, which may have a material effect on the Company's financial statements and which require that timely and appropriate remedial action be taken by the Company. A copy of Section 10A of the 1934 Act is enclosed for your review.

Based on information developed to date by WPC in the course of our audit, we have determined the following:

1. The Company has not filed the following reports required to be filed under the federal securities laws:

         a.      Form 10-Q for the quarter ended May 31, 1996;
         b.      Form 10-Q for the quarter ended August 31, 1996; and
         c.      Form 10K for the fiscal year ended February 29, 1996.

2. The Company may have (i) increased the number of authorized shares of its common stock, (ii) issued shares of its common stock to members of the public, and (iii) made substantial acquisitions without a vote of the Company's shareholders and without following proper corporate formalities, as required by Florida law.

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Systems of Excellence, Inc.
September 20, 1996
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3.       The Company may have failed to comply with requirements of the
         Florida's Business Corporation Act by failing to hold shareholders' meetings and elections and that certain acts of the Company which required votes of the Company's shareholders were approved only by the Company's Board of Directors.

4. The Company may have failed to notify its transfer agent of all of its authorized and issued shares of common stock. Although the Company's records indicate that in August, 1996 approximately 80,000,000 shares of the Company's common stock were authorized and approximately 58,000,000 shares of its common stock were issued and outstanding, the Company's transfer agent, American Securities Transfer & Trust, Inc., was only aware of 30,000,000 authorized common shares of the Company and 23,702,270 issued and outstanding shares.

5. The Company may have issued shares of the Company's common stock to members of the public pursuant to S-8 registration statements under the Securities Act of 1933 which may not have been filed with the SEC as required by federal regulations and statutes. In certain of those instances, registration of shares on an S-8 Registration Statement may not have been permissible because the Company may not have been current in its filings with the SEC at the time such statements were allegedly filed.

6. Through June 1996, the Company apparently issued a significant number of shares of its common stock to various individuals and companies for services provided by such persons and entities. Serious questions exist concerning the compensation paid, and the consideration received, by the Company for these services.

7. The Company also issued shares of its common stock to members of the public pursuant to a private placement memorandum. The investors who received such shares also received promissory notes signed by the Company. Serious questions exist concerning this private placement.

8. The Company may also have issued shares of its common stock to certain of its officers and directors without shareholder approval. Serious questions exist concerning the issuance of such shares.

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Systems of Excellence, Inc.
September 20, 1996
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PLEASE ADVISE US, AS SOON AS PRACTICABLE, WHAT REMEDIAL ACTIONS THE COMPANY
WILL TAKE WITH RESPECT TO EACH OF THE ABOVE NUMBERED PARAGRAPHS.


You should be aware that, pursuant to Section 10A of the 1934 Act, if we conclude that (i) any or all of the above possible illegal acts has a material effect on the financial statements of the Company, (ii) the senior management has not taken, and the board of directors has not caused senior management to take, timely and appropriate remedial actions with respect to the detected possibly illegal acts, and (iii) the failure to take remedial action is reasonably expected to warrant a departure from a standard report of ours, when made, or warrants resignation from this engagement, under Section 10A of the 1934 Act, we must, as soon as practicable, directly report our conclusions to the Company's board of directors. Pursuant to Section 10A of the 1934 Act, the Company must then inform the Securities & Exchange Commission ("SEC") within one business day after receipt of our report and provide us with a copy of the Company's notice to the SEC. If we do not receive a copy of such notice before the expiration of the one day period, we are required to furnish the SEC with a copy of our report no later than one business day following the business day we fail to receive a copy of the Company's notice to the SEC.

Your prompt reply to this letter is requested.

                              Sincerely,



                              WEINBERG, PERSHES & COMPANY, P.A.